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                                    SALES CONTRACT

between

                                   Herr Dirk Pfeil
                                     receiver of
                              Hofmann Maschinenbau GmbH
                    Werner-von-Siemens-Strasse 2, 64319 Pfungstadt
                             Eschersheimer Landstrasse 60
                                 60332 Frankfurt/Main

                                       -Seller-

and

                           B U R - Vermogensverwaltung GmbH
                (registered at the court of Mannheim under HRB 16085)
                         in future registered under the name
                             Schmitt Hofmann Systems GmbH
                    represented by its Geschaftsfuhrer Wayne Case
                    who has the right for exclusive representation
                                Mannheimer Strasse 66
                                     68782 Bruhl

                                       -Buyer-

PRELIMINARY STATEMENT

On 1 October 1996 the follow up bancruptcy proceedings were initiated against Hofmann Maschinenbau GmbH (Common Debtor) in Pfungstadt.

The Amtsgericht Darmstadt appointed seller as the trustee in bancruptcy.

Buyer knows that within the framework of the bancruptcy proceedings seller continues with the business of the common debtor.

The section "Schwingungsmesstechnik" which buyer intends to take over forms part of the business of the common debtor.
Subject of this sales contract are the rights and items which are in direct connection with the division "Schwingungsmesstechnik" of the business of the common debtor in Pfungstadt respectively which are located there.

Buyer knows that the common debtor does not own any real estate. The present locality is rented from Wegmann & Co and therefore is not part of the sales contract.


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Furthermore buyer knows that seller obtained his knowledge only within the period of carrying on the business within the framework of the bancruptcy proceedings. Seller will not make further guarantees which are not mentioned in this contract.

On the basis of these prerequisites the two parties made the following arrangements:

1. Buyer acquires the following rights and items which are in connection with the course of business of the common debtor in Pfungstadt for the division "Schwingungsmesstechnik":


    a. Complete machinery, tools and pieces of furniture according to enclosed list annex I.
         As far as single items are not mentioned in the list, they are nevertheless considered to be sold to buyer as far as they have been used exclusively for this division by seller.

    b. Raw material, auxiliary material and factory supplies as well as unfinished goods and finished goods as mentioned in the enclosed list annex II.

    c. Know-how available by handing over all documents, plans, technical drawings, piece lists, work plans, list of customers, purchasing documents, calculations, customer documents etc. available in Pfungstadt with the common debtor according to the enclosed list annex III.

    d. Commercial patent rights which can be transferred and which are in possession of the common debtor according to the enclosed list annex V.

         For the case that a formal transfer of the patent rights to buyer is not possible seller grants buyer an unlimited, irrevocable and exclusive usufractuary right. In this case buyer bears the costs for the maintenance of the patent rights.

    Seller ensures that all items and rights sold are at his free disposal and can be transferred free from rights of third parties.

    However, seller points out that with respect to the patent rights the employee inventors have a legal preemptive right.

2.  The purchase price for the objects and rights mentioned under 1. is

                                    DM 750.000,00
              plus 15% value-added tax, in case this tax has to be paid.

    The net purchase price of DM 750.000,00 is payable at 2 December 1996.


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    The purchase price will be paid in the bancruptcy deposit account

    Number:             26 001008
    with:               B H F Bank AG, Frankfurt/Main
    bank code number:   500 202 00.

    It is the opinion of both parties that all items are sold within the framework of a sale of a whole business according to Section 1 Sec. 1 a of the VAT-law and that consequently no VAT has to be paid. For the case that this opinion should not be correct buyer obliges himself to pay the VAT at the rate valid at the moment, which is 15% on the purchase price to seller.

    Seller only has to pay VAT if and as far as the financial authorities in charge of buyer's affairs accept VAT as an reimbursement for buyer. In this case seller will make out an invoice on which VAT is shown separately for buyer.

    Under the condition that the financial authorities do not have any counterclaims which can be set off against seller, buyer transfers his right for VAT-refund against the financial authorities, which exists because of this sales contract, to seller. Consequently seller can set off the transferred right for VAT-refund against his VAT liability to the financial authorities due to this sales contract according to Section 46 Sec. 2 AO.

    The rights are to be transferred on an official form-sheet.

    In case that the financial authorities do not agree with the transfer or for the case that a transfer may not be possible for other reasons the whole amount for value-added tax has to be paid to seller until 15. January 1997.

    In case that buyer does not pay the complete purchase price in time accumulated interest of 10% p.a. have to be paid from the date when payment was due.

3. The acquired rights and items are taken over by the buyer as inspected; he knows about their condition. Warranty claims, defects and other warranties of any kind are excluded. The buyer renounces on any possible warranties for cancellation, reduction of the sales price, compensation payment or an eventual right of rescission from this contract.
    The right of rescission mentioned in Section 16 of this contract is not affected hereby.

4. The transfer is valid retroactive from 1 December 1996 on, as far as the seller received the net sales price of DM 750.000,00 by 2 December 1996.


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    Seller retains title to the items sold until complete payment of the sales price has been effected.
    Buyer has the right to assemble the goods in stock in the ordinary course of business and to sell them as long as he did not delay payment.
    Assembly or change always takes place for seller as a producer, however, without obligation for him.
    Already now buyer completely transfers the claims resulting from reselling goods under reservation of ownership to the seller.

5. Seller will make sure that the normal course of business is continued until the date of transfer.

    Buyer obliges himself to deal with the orders received until the date of transfer and to carry out the orders properly.

    This is also valid for orders submit to suppliers by seller etc.

    Seller will be reimbursed by buyer for eventual prepayments for goods which have not yet been delivered or services which have not yet been rendered.

    Incoming invoices for services already rendered at the date of transfer or goods already received will be settled by the seller.

6. Immediately after having signed this contract both parties will talk about all present contracts. They will decide which contracts will be terminated by seller before the date of transferral.

    As far as seller already made payments resulting from present contracts which also concern the period after the transferral buyer will pay back these amounts to the seller.

7. Buyer takes over those warranty and guarantee obligations (reworking and delivery of spare parts) which result from orders dealt with after the opening of the bancruptcy proceedings or of orders which had been in process.

8. Seller states the received orders of the division "Schwingungsmesstechnik" as of 18 November 1996 according to the enclosed list annex IV a) and b).

    Orders which had been carried out at the date of the transfer and services which had been rendered at that time will be dealt with between seller and customer. Deliveries and services which took place after the transferral will be dealt with between buyer and customer.

    Both parties will do their best in order to transfer the orders received until the date of transferral from seller to buyer in accordance with the customer.



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9.  Seller is obliged to continue the initiated legal proceedings against Herr
    Dionys Hofmann respectively his companies concerning
    "Schwingungsmesstechnik and to support buyer also in future in similar conflicts with Herr Dionys Hofmann or one of his companies to the best of his abilities.

10. Buyer knows that the common debtor employs 20 persons in the division "Schwingungsmesstechnik" in Pfungstadt.

    However, buyer is only willing to employ 14 persons maximum.

    Therefore buyer is granted the right to ask seller for paying DM 35.000,00 for each more person buyer has to employ according to the regulations of
    Section 613 a BGB.

    Buyer may decide about the employees he intends to take over.

    Seller obliges himself to regulate all claims of taken over employees existing at the date of transfer within the framework of the bancruptcy proceedings so that for buyer no obligations may result from this.
    All claims arising after the date of transfer will be dealt with by buyer. Holiday entitlements and holiday pay of the employees taken over will be demarcated as of the date of transferral.

    Seller has no pension obligations to the employees taken over.

11. Buyer has the right to make use of the localities used until now by the division "Schwingungsmesstechnik" until 31 January 1997 at the latest against payment of a monthly flat rate of DM 10.000,00 plus VAT.
    Seller does assume any warranty obligations for these localities.

12. In future, buyer will pass orders to seller for part "zerspanende Fertigung". Buyer or third persons named by buyer will have the possibility to observe the execution of these orders in order to get fabrication-know-how.
    Hereby, seller will help buyer and will make sure that competitors of buyer do not have access to this know-how as to other know-how.

13. Both parties will charge an external EDP-company to transfer the technical and trading data concerning the objects sold to buyer and delete them in the EDP-system of seller.
    The costs herefore are borne by buyer.

    Existing backup copies will be handed over to buyer.

14. Buyer is allowed to take out tools of a value of maximum DM 5.000,00 from the tools in stock in Pfungstadt in accordance with seller.

15. Seller has the right to withdraw from this sales contract for the case that the buyer delays payment for more than three days.


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    Withdrawal from the contract has to be carried out by written notice to buyer.

16. Buyer has the right to withdraw from this contract if Mr. Menigat does not renounce on his preemptive right according to the employee invention law.

    The right for withdrawal has to be carried out until 26 November 1996 by written notice to seller.

17. If single regulations of this contract were or become invalid, the validity of the whole contract is not affected.

    Both parties will do their best to come to a new agreement which economically comes as close as possible to the invalid regulations and is legally valid.

18. Place of performance and jurisdiction is Frankfurt/Main.

Frankfurt/Main, 19 November 1996

/s/ Dirk Pfeil                         /s/ Wayne A. Case
-------------------------              ------------------------------
- Seller -                             - Buyer -






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